EXHIBIT 10.25 (i)

SECOND AMENDMENT OF THE

ANTHEM 401(K) LONG TERM SAVINGS INVESTMENT PLAN

(SECOND RESTATEMENT EFFECTIVE JANUARY 1, 1997)

Pursuant to rights reserved under Article X of the Anthem 401(k) Long Term Savings Investment Plan (the “Plan”), Anthem Insurance Companies, Inc. (the “Company”) hereby amends the Plan, effective (except as otherwise expressly provided herein) as of the close of business on October 31, 2002, as follows:

1. Section 6.12 of the Plan is hereby amended to provide, in its entirety, as follows:

6.12	Elimination of Annuity Option. Notwithstanding anything set forth in any Merged Plan Exhibit to the contrary and effective on and after November 1, 2001, the distribution options described in Section 6.7 shall be the only options available under this Plan for a Participant, including a Participant who previously participated in a Merged Plan; provided, however, that under no circumstances shall this Section be applicable to a Participant with respect to any distribution with a benefit commencement date earlier than the ninetieth (90th) calendar day after the date the affected Participant has been provided notice that the distribution options described in Section 6.7 are the only distribution options permissible under this Plan; provided, further, that this Section shall also not apply to any Merged Plan which before its merger into this Plan was subject to the requirements of Section 412 of the Code and was not an employee stock ownership plan.

2. Section 2.47 of the Plan is hereby amended to provide, in its entirety, as follows:

2.47	Merged Plan means any of the plans defined in Sections 2.48 - 2.62b and any other plan that is merged into the Plan after December 31, 2000.

3. A new Section 2.62b is added to the Plan to provide, in its entirety, as follows:

2.62b	Merged Plan XVII means The McElroy-Minister Company 401(k)

Retirement	Savings Plan, which was in effect prior to its merger into the Plan on October 31, 2002.

4. The McElroy-Minister Company 401(k) Retirement Savings Plan is merged into the Plan effective as of the close of business on October 31, 2002 and a new Exhibit M is added to the Plan, a copy of which is attached hereto.

IN WITNESS WHEREOF, this Second Amendment has been adopted this 31st day of October, 2002.

ANTHEM INSURANCE COMPANIES, INC.

By:
Chairman of the Anthem Pension Committee

EXHIBIT M

ANTHEM 401(k) LONG TERM SAVINGS INVESTMENT PLAN

Merged Plan	The McElroy-Minister Company 401(k) Retirement Savings Plan (“McElroy Plan”).

Merger Date:	October 31, 2002

Accounts:

A Participant’s accounts maintained under the McElroy Plan shall be held in similar Accounts under the Plan and shall be subject to the provisions of the Plan, except as provided in this Exhibit M; provided, however, amounts attributable to before tax contributions, matching contributions and rollover contributions to the McElroy Plan which are qualified cash or deferred arrangements under Section 401(k) of the Code shall be held in a separate subaccount (the “McElroy Plan Subaccount”).

Distribution:

That portion of a Participant’s accounts attributable to amounts contributed when the Participant was a participant in the McElroy Plan will be subject to the distribution provisions applicable under the Plan; until the ninetieth (90th) calendar day following the later of (i) the Merger Date or (ii) the date the affected Participant has been provided notice that the amounts contributed by the Participant will be subject to the distribution provisions applicable under the Plan.

As soon as administratively feasible following the Merger Date, each Participant of the McElroy Plan shall have the opportunity to elect a distribution of some or all of the amounts which had been held on his or her behalf under the McElroy Plan immediately prior to the Merger Date; provided, however, no distribution of a Participant’s McElroy Plan Subaccount may be effected before the earlier of the Participant’s termiantion of employment from Employer or the Participant’s attainment of age 59 1/2.

Investment:

The monies which had been held in the McElroy Plan immediately before the Merger Date shall, after the Merger Date, be initially invested in Investment Funds determined by the Pension Committee and communicated to the Participants. As soon is administratively feasible following the Merger Date, Participants of the McElroy Plan shall have the opportunity to elect Investment Funds with respect to their Accounts held under the Plan, including those Accounts attributable to Merged Plan XVII, in accordance with Section 7.2 of the Plan.

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